Exhibit 10.5
SHARECARE, INC.
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into by and between Sharecare, Inc., a Delaware corporation (the “Company”), and (the “Optionee”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the 2010 Equity Incentive Plan, as amended (the “Plan”) of the Company.
1.Effective as of the Effective Date, the Board adopted the Plan and recommended that the Plan be approved by the Company’s stockholders.
2.The Committee has granted the Optionee an Option to purchase the number of shares of the Company’s Stock provided below, and in consideration of the granting of that Option the Optionee intends to remain in the employ of the Company or continue to provide services to the Company.
3.The Company and the Optionee entered into that certain Stock Option Agreement dated April 21, 2020, by and between the Company and Optionee (the “Original Agreement”) with respect to such Option in accordance with the Plan.
4.The Company and the Optionee desire to enter into this Agreement to amend and restate in all respects the Original Agreement as set forth herein and as of the date hereof the Committee has approved this Agreement.

As an employment or service incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:
1.Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated into this Agreement by reference. A copy of the Plan has been delivered to the Optionee, who acknowledges receipt of the Plan.
2.Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option to purchase all or any part of the number of shares of the Company’s Stock provided on Schedule A attached to this Agreement and incorporated into this Agreement by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable as set forth on Schedule A. Schedule A states whether the Option is intended to be an Incentive Stock Option.
3.Purchase Price. The Exercise Price to be paid by the Optionee for the shares subject to this Option shall be as specified on Schedule A. If the Option is an Incentive Stock Option, the Exercise Price shall be an amount not less than the Fair Market Value of a share of Stock as of the date of grant.
4.Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option before it expires, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.
5.Option Non-Transferable. This Option shall not be transferable by Optionee other than: (a) by will or the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee, (b) in the case of an NSO, pursuant to a Domestic Relations Order, or (c) in the case of an NSO, upon a transfer by Optionee made for bona fide estate planning purposes, to his or her spouse, child (natural or adopted), or any other direct lineal descendant of Optionee (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by Optionee or any such family members. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Notwithstanding the foregoing, the Board, in its sole discretion, may permit transfer of any Option that is an NSO in a manner that is not prohibited by applicable tax and securities laws upon the Optionee’s request.
6.Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to the Plan as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified below to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock that the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elect to purchase under the Plan, (b) contain such information as may be reasonably required pursuant to Section 11 below, and (c) as authorized by the Committee, be accompanied by a form of payment permitted under the Plan of the Exercise Price for the shares of Stock being purchased and executed copies of any documents required in accordance with Section 9.1 of the Plan. Upon receipt of any such notice and accompanying payment and documents, and subject to the terms of this Agreement and the Plan, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.
7.Adjustment in Option. In the event of any stock splits, reverse stock splits, stock dividends, or similar recapitalizations affecting the Stock, the number of shares subject to this Option, the Exercise Price and other terms of this Agreement shall, without further action of the Board or the Optionee, be adjusted to reflect such event unless the Board determines, at the time it approves such recapitalization that no such adjustment shall be made. The Board may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to this Option as a result of the recapitalization.
8.[Reserved.]
9.Death of Optionee. In the event of the Optionee’s death, the heirs, executors or personal representatives of the Optionee or persons to whom all or a portion of this Option is transferred in accordance with Section 5 may exercise this Option pursuant to Section 5 of Schedule A.
10.Date of Grant. This Option was granted by the Company on the Date of Grant provided in Schedule A.
11.Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of Stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 11.
12.Restriction on Disposition of Stock Acquired Upon Exercise of Incentive Stock Option. The Stock acquired pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until the date that is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.
13.Market Standoff Agreement. Optionee shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Stock or other securities of the Company held by Optionee (the “Restricted Securities”), during the 180-day period following the effective date of a registration statement of the Company filed under the Act (the “Lock Up Period”), or such longer period, as the underwriters or the Company shall reasonably request consistent with other shares issued in accordance with the Plan. Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Optionee’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
14.Other Agreements. As a condition precedent to the exercise of this Option, Optionee shall be required to become a party to all applicable shareholders agreements, voting agreements, right of first refusal agreements and other agreements regarding the Stock of the Company.
15.Miscellaneous.
a.This Agreement shall be binding upon the parties to it and their representatives, successors and assigns.
b.This Agreement shall be governed by the laws of the State of Delaware.
c.Any requests or notices to be given under this Agreement shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address provided below and, if to the Company, to the executive offices of the Company at its principal place of business registered with the State of Delaware (or to any successor address for the Company’s principal place of business reflected in the Company’s filings with the State of Delaware or the SEC); provided that the Optionee may change his or her address by written notice as provided in this Section 15(c).
d.Except as permitted under the Plan, this Agreement may not be modified except in writing executed by each of the parties to it.
e.Upon the effectiveness of this Agreement, the Original Agreement shall be deemed amended and restated and superseded in its entirety by this Agreement.

[SIGNATURES FOLLOW]

SCHEDULE A
TO
STOCK OPTION
AGREEMENT BETWEEN
SHARECARE, INC.
AND

1.Number of Shares Subject to Option: shares.

2.This Option (Check one) [ ] is an Incentive Stock Option [X] is a Nonqualified Stock Option.

3.Option Exercise Price: $ per share.

4.Date of Grant:

5.Option Vesting Schedule:

•[insert vesting schedule]

•If Optionee’s employment or service is terminated (i) by the Company for Cause (as defined in the Optionee’s Third Amended and Restated Employment Agreement dated as of October 26, 2020 (as may be amended or amended and restated from time to time, the “Employment Agreement”)), or (ii) by Optionee without Good Reason (as defined in the Employment Agreement), then, upon such termination, each unvested share under this Option shall automatically forfeit to the Company. Any shares that have vested under this Option as of the date of termination may be exercised any time during the six (6) month period following the date of termination. Following such six (6) month period, such vested shares (to the extent not exercised) shall automatically forfeit to the Company.

•If Optionee’s employment or service is terminated (i) as a result of Optionee’s Permanent and Total Disability, or (ii) as a result of Optionee’s death, then, upon such termination, each unvested share under this Option shall automatically forfeit to the Company. Any Shares that have vested under this Option as of the date of termination may be exercised any time during the Option Exercise Period set forth in Section 6 below.

•If Optionee’s employment or service is terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by Optionee for Good Reason (as defined in the Employment Agreement), then, upon such termination, this Option will vest as to 100% of the Shares subject to this Option and may be exercised any time during the Option Exercise Period set forth in Section 6 below.

6.Option Exercise Period: All options expire and are void unless exercised on or before the tenth anniversary of the Date of Grant.

SCHEDULE B
NOTICE OF EXERCISE

The undersigned hereby notifies Sharecare, Inc. (the “Company”) of this election to exercise the undersigned’s stock option to purchase shares of the Company’s common stock, par value $0.001 per share, pursuant to the Amended and Restated Stock Option Agreement between the undersigned and the Company dated . Accompanying this Notice is payment sufficient to pay the exercise price for the shares of common stock being purchased as set forth in the Company’s 2010 Equity Incentive Plan, as amended, together with such other documents or agreements required pursuant to the Plan.

IN WITNESS WHEREOF, the undersigned has executed this Notice, effective this day of , .

OPTIONEE [OR OPTIONEE’S
ADMINISTRATOR, EXECUTOR OR PERSONAL
REPRESENTATIVE]

Name:
Position (if other than Optionee):